SECOND AMENDMENT TO AGREEMENT TO ISSUE WARRANTS


     THIS SECOND AMENDMENT TO AGREEMENT TO ISSUE WARRANTS (this "Amendment") is entered into as of June 5, 1997, by and among LARSON DAVIS INCORPORATED, a Nevada corporation (the "Company"), and EZER MZION ORGANIZATION ("Holder"), based on the following premises.

                                    Premises

     A. The parties entered into an Agreement to Issue Warrants dated January 9, 1997, as amended April 16, 1997 (the "Agreement"), pursuant to which the Company agreed, subject to certain conditions, to issue warrants to purchase shares of stock of the Company.

     B. The parties wish to amend the terms of the Agreement as set forth in this Amendment and to confirm all the others terms and provisions of the Agreement.

                                   Agreement

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements herein set forth and the mutual benefit to the parties to be derived therefrom, it is hereby agreed as follows:

     1. Exercise of Outstanding Warrants. Paragraph 1.2 of the Agreement is modified to read in its entirety as follows:

          1.2 Exercise of Outstanding Warrants. Holder delivered to the Company $877,998 on or before January 31, 1997, as payment of the exercise price of a portion of the Outstanding Warrants. Holder further agrees to deliver an additional $1,084,104.40 to the Company on or before the date that is 90 days subsequent to the effective date of the Registration Statement referred to in paragraph 5.1 of this Agreement to complete the exercise of the Outstanding Warrants. On receipt of the first payment, the Company delivered certificates representing 140,480 shares of common stock registered in the name of Holder. An additional 25,180 shares are held in reserve and will be issued on timely payment of the remaining amount. On receipt of the final payment on or before 90 days subsequent to the effective date of the Registration Statement referred to paragraph 5.1 of this Agreement, the Company shall issue a total of 229,728 shares, including the 25,180 shares held in reserve, for a grand total of 370,208 shares issued to Holder on exercise of the Outstanding Warrants.

     3. Failure to Make Payments. Paragraph 1.3 of the Agreement is hereby amended to read in its entirety as follows:

          1.3 Failure to Make Payments. In the event that Holder fails to make the payment due on or before 90 days subsequent to the effective date of the Registration Statement, the exercise price of all of the Outstanding Warrants (including those previously exercised) held by Holder shall be $6.25 per share of Common Stock and the shares of stock reserved for Holder under the provisions of 1.2 shall not be issued.

     4. Issuance of Additional Warrants. Paragraph 1.4 of the Agreement is modified to read in its entirety as follows:

          1.4 Issuance of Additional Warrants. On timely exercise of the Outstanding Warrants by the date specified in this Agreement, the Company agrees to issue new warrants to Holder to acquire the same number of shares of Common Stock that were originally subject to the Outstanding Warrants, such new warrants to have an exercise price of $8.75 per share of Common Stock (the "$8.75 Warrants"). The $8.75 Warrants shall be exercisable at any time after August 1, 1997, and prior to the close of business on April 16, 2001. The $8.75 Warrants shall be in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

All subsequent references in the Agreement to the "$10.75 Warrants" shall be deemed to be references to the "8.75 Warrants."

     5. Registration Rights. Paragraph 5.1 of the Agreement shall be amended by replacing the opening words of the first sentence "On or before April 30, 1997" with the words "Within 20 days of the request of Holder."

     6. Ratification of the Agreement. Except as specifically provided in paragraphs 1 through 5 of this Amendment, the parties hereby specifically ratify, confirm, and adopt as binding and enforceable, all of the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                    The Company:

                                          Larson Davis Incorporated


                                          By   /s/ Brian G. Larson
                                            Brian G. Larson, President

                                    Holder:

                                          EZER MZION ORGANIZATION


                                          By   /s/
                                          Address:  16 Eshel Avraham Street
                                                    Beni- Brak, Israel